Calculation of Filing Fee Tables
S-1
Kensington Capital Acquisition Corp. VI
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, one-quarter of one Class 1 redeemable warrant and three-quarters of one Class 2 redeemable warrant	457(a)	23,000,000	$ 10.00	$ 230,000,000.00	0.0001381	$ 31,763.00
Fees to be Paid	2	Equity	Class A ordinary shares included as part of the units	Other	23,000,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class 1 redeemable warrants included as part of the units	Other	5,750,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Class A ordinary shares issuable upon exercise of Class 1 redeemable warrants included as part of the units	Other	5,750,000	$ 11.50	$ 66,125,000.00	0.0001381	$ 9,131.86
Fees to be Paid	5	Equity	Class 2 redeemable warrants included as part of the units	Other	17,250,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Equity	Class A ordinary shares issuable upon exercise of Class 2 redeemable warrants included as part of the units	Other	17,250,000	$ 11.50	$ 198,375,000.00	0.0001381	$ 27,395.59
Fees to be Paid	7	Equity	New units, each consisting of one Class A ordinary share, $0.0001 par value, and three-quarters of one Class 2 redeemable warrant	Other	23,000,000		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 494,500,000.00		$ 68,290.45
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 68,290.45
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares, 750,000 Class 1 redeemable warrants and 2,250,000 Class 2 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

[2]	No fee pursuant to Rule 457(g) of the Securities Act. Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations, stock dividends or similar transactions.

[3]	No fee pursuant to Rule 457(g) of the Securities Act. Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations, stock dividends or similar transactions.

[4]	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants. Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations, stock dividends or similar transactions.

[5]	No fee pursuant to Rule 457(g) of the Securities Act. Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations, stock dividends or similar transactions.

[6]	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants. Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations, stock dividends or similar transactions.

[7]	No fee pursuant to Rule 457(g) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A